                                                               Exhibit (a)(1)(B)

                             CONEXANT SYSTEMS, INC.
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                                  ELECTION FORM

BEFORE SIGNING THIS ELECTION FORM, PLEASE MAKE SURE YOU HAVE READ THE DOCUMENTS THAT MAKE UP THIS OFFER, including: (1) the Offer to Exchange Outstanding Options dated November 12, 2004 (referred to as the offer); (2) this election form; and (3) the withdrawal form. The offer is subject to the terms of these documents as they may be amended. The offer provides employees of ours and our subsidiaries holding eligible stock options the opportunity to exchange these options for new options with a grant date, an exercise price and other terms as set forth in Section 1 of the offer. This offer expires at 5:00 p.m., U.S. Pacific Standard Time, on December 13, 2004, unless extended.

PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.

In accordance with the terms outlined in the offer documents, the number of new options you receive will be the same number of options that you tender for exchange as set forth in Section 5 of the offer. If you participate in this offer, you must tender for exchange all outstanding options granted to you by Conexant Systems, Inc. on or after May 12, 2004. Each new option will vest as described in the offer.

You will lose your rights to all exchanged options that are cancelled under the offer. Your cancelled options will not be reinstated and you will not receive new options if your employment with us or one of our subsidiaries ends for any reason before new options are granted.

BY PARTICIPATING, YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE OFFER DOCUMENTS.

If you would like to participate in this offer, please indicate your election by checking the appropriate box below and completing, signing and dating this election form. Please be sure to follow the instructions to this election form, which are attached.

[ ] YES, I WISH TO TENDER FOR EXCHANGE ALL OF MY ELIGIBLE OPTIONS WITH AN EXERCISE PRICE EQUAL TO OR EXCEEDING $5.00 PER SHARE. I UNDERSTAND THAT IF I WISH TO EXCHANGE ANY OPTIONS, YOU WILL AUTOMATICALLY INCLUDE ANY OPTIONS GRANTED TO ME ON OR AFTER MAY 12, 2004.

            OR

[ ] YES, I WISH TO TENDER FOR EXCHANGE EACH OF THE OPTIONS LISTED BELOW (AND ON ANY ADDITIONAL SHEETS THAT I HAVE ATTACHED TO THIS FORM). I UNDERSTAND THAT IF I WISH TO EXCHANGE ANY OPTIONS, YOU WILL AUTOMATICALLY INCLUDE ANY OPTIONS GRANTED TO ME ON OR AFTER MAY 12, 2004.

                                                                      TOTAL NUMBER OF UNEXERCISED SHARES
                    EXERCISE        ORIGINAL NUMBER OF SHARES         SUBJECT TO THE OPTION (SHARES TO BE
GRANT DATE           PRICE*           SUBJECT TO THE OPTION                       CANCELLED)
----------           ------           ---------------------                       ----------
__________          ________        _________________________         ___________________________________
__________          ________        _________________________         ___________________________________
__________          ________        _________________________         ___________________________________
__________          ________        _________________________         ___________________________________
__________          ________        _________________________         ___________________________________

*Exercise price must equal or exceed $5.00 per share.

[ ] I have attached an additional schedule listing my name and any additional grants that I wish to tender for exchange.

We currently expect that all of these options (including all options granted to you on or after May 12, 2004) will be accepted and cancelled by us promptly after the expiration date.

THE METHOD OF DELIVERY IS AT YOUR SOLE ELECTION AND RISK, AND YOUR COMPLETED, SIGNED AND DATED ELECTION FORM MUST ACTUALLY BE RECEIVED BY OUR STOCK ADMINISTRATION OFFICE BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON THE EXPIRATION DATE. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US IN ACCORDANCE WITH THE ATTACHED INSTRUCTIONS. SENDING YOUR ELECTION FORM THROUGH OUR INTEROFFICE MAIL, DEPOSITING YOUR ELECTION FORM IN THE MAIL OR WITH A COURIER, OR INITIATING BUT NOT COMPLETING A FAX, WILL NOT CONSTITUTE DELIVERY -- YOUR ELECTION FORM MUST PHYSICALLY REACH OUR STOCK ADMINISTRATION OFFICE BEFORE THE DEADLINE VIA FAX OR HAND DELIVERY IN ORDER TO BE VALID. IF WE DO NOT RECEIVE A PROPERLY COMPLETED, DULY SIGNED AND DATED ELECTION FORM FROM YOU BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON THE EXPIRATION DATE, WE WILL NOT ACCEPT ANY OF YOUR OPTIONS FOR EXCHANGE AND WE WILL NOT GRANT ANY REPLACEMENT OPTIONS TO YOU.

YOU MAY WITHDRAW THIS ELECTION BY SUBMITTING A PROPERLY COMPLETED, SIGNED AND DATED WITHDRAWAL FORM PRIOR TO 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON DECEMBER 13, 2004, UNLESS EXTENDED.

DATA PRIVACY

IN ORDER TO ADMINISTER THIS OFFER, WE MUST COLLECT, USE AND TRANSFER CERTAIN INFORMATION REGARDING YOU AND YOUR OPTION GRANTS, AND MAY NEED TO DELIVER THAT INFORMATION TO THIRD PARTIES ASSISTING US WITH THE OFFER. BY SUBMITTING THIS ELECTION FORM, YOU EXPLICITLY AND UNAMBIGUOUSLY AGREE TO SUCH COLLECTION, USE AND TRANSFER OF YOUR PERSONAL DATA, IN ELECTRONIC OR OTHER FORM, BY US, OUR SUBSIDIARIES AND ANY THIRD PARTY ASSISTING US WITH THE OFFER, BUT ONLY FOR THE PURPOSE OF ADMINISTERING YOUR PARTICIPATION IN THIS OFFER.

BY SUBMITTING THIS ELECTION FORM, YOU ALSO ACKNOWLEDGE AND AGREE THAT: (1) THE PARTIES RECEIVING THIS DATA MAY BE LOCATED OUTSIDE OF YOUR COUNTRY, AND THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOURS, (2) THE DATA WILL BE HELD ONLY AS LONG AS NECESSARY TO ADMINISTER AND IMPLEMENT THE OFFER, (3) YOU CAN REQUEST FROM US A LIST OF THE PARTIES THAT MAY RECEIVE YOUR DATA, (4) YOU CAN REQUEST ADDITIONAL INFORMATION ABOUT HOW THE DATA IS STORED AND PROCESSED, AND (5) YOU CAN REQUEST THAT THE DATA BE AMENDED IF IT IS INCORRECT.

YOU CAN WITHDRAW YOUR CONSENT TO THE COLLECTION, USE AND TRANSFER OF YOUR DATA BY CONTACTING US. YOU SHOULD NOTE, HOWEVER, THAT IF YOU WITHDRAW YOUR CONSENT, IT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THE OFFER. PLEASE CONTACT US AT
(949) 483-4525 IF YOU HAVE ANY QUESTIONS.

___________________________________       ______________________________________
Signature of Participant                  Conexant, Inc. Employee ID#

___________________________________       ______________________________________
Name of Participant (please print)        E-mail Address      Date and Time

           RETURN TO CONEXANT SYSTEMS, INC.'S STOCK ADMINISTRATION BY
     FACSIMILE (FAX # (949) 483-4525) OR BY HAND DELIVERY IN HUMAN RESOURCES
      LOCATED IN THE MAIN BUILDING AT 4000 MACARTHUR BLVD., NEWPORT BEACH, CALIFORNIA, BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON DECEMBER 13, 2004

                             CONEXANT SYSTEMS, INC.
                      OFFER TO EXCHANGE OUTSTANDING OPTIONS

                        INSTRUCTIONS TO THE ELECTION FORM

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    DELIVERY OF ELECTION FORM.

A properly completed, signed and dated original of this election form (or a facsimile of it) must be received by Stock Administration either via hand delivery at Conexant Systems, Inc., in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile (fax number: (949) 483-4525), before 5:00 p.m., U.S. Pacific Standard Time, on December 13, 2004, unless we extend the offer (referred to as the expiration date).

THE DELIVERY OF ALL REQUIRED DOCUMENTS (E.G., PROOF OF NAME CHANGE, IF APPLICABLE), INCLUDING ELECTION FORMS, IS AT YOUR RISK. THERE WILL BE NO EXCEPTIONS. DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY US IN ACCORDANCE WITH THE ABOVE-NOTED INSTRUCTIONS. SENDING YOUR ELECTION FORM THROUGH OUR INTEROFFICE MAIL, DEPOSITING YOUR ELECTION FORM IN THE MAIL OR WITH A COURIER, OR INITIATING BUT NOT COMPLETING A FAX, WILL NOT CONSTITUTE DELIVERY -- YOUR ELECTION FORM MUST PHYSICALLY REACH OUR STOCK ADMINISTRATION OFFICE BEFORE THE DEADLINE VIA FAX OR HAND DELIVERY IN ORDER TO BE VALID. IF WE DO NOT RECEIVE A PROPERLY COMPLETED AND DULY SIGNED ELECTION FORM FROM YOU BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON THE EXPIRATION DATE, WE WILL NOT ACCEPT ANY OF YOUR ELIGIBLE OPTIONS FOR EXCHANGE AND WE WILL NOT GRANT ANY REPLACEMENT OPTIONS TO YOU.

If submitted via fax, you should retain the confirmation sheet from the facsimile transmittal of your election form as evidence of timely transmission. We intend to send confirmation of receipt of your election form to you by email within 3 business days of receipt. If you timely and properly submit an election form and do not receive this confirmation within 3 business days of your delivery, you must confirm that we have received your election form by contacting Stock Administration via telephone at (949) 483-4525 or via email at stock.admin@conexant.com.

Our receipt of your election form is not by itself an acceptance of your options for exchange. For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when we give oral or written notice to the option holders generally of our acceptance for exchange of such options. This notice may be made by press release, email or another method of communication.

We will not accept any alternative, conditional or contingent tenders. Although it is our intent to send you an email confirmation of receipt of this election form, by signing this election form, you waive any right to receive any notice of the receipt of the tender of your options, except as provided for in the offer. Any confirmation of receipt sent to you will merely be a notification that we have received your election form and does not mean that your options have been cancelled. We currently expect that all of your options that are accepted for exchange will be cancelled promptly after the expiration date.

2.    WITHDRAWAL AND ADDITIONAL TENDERS.

Tenders of options made through the offer may be withdrawn at any time before 5:00 p.m., U.S. Pacific Standard Time, on the expiration date. If we extend the offer beyond that time, you may withdraw your tendered options at any time until the extended expiration of the offer. To withdraw tendered options, you must deliver a properly completed, signed and dated original withdrawal form (or a facsimile of it) to Stock Administration either via hand delivery at Conexant Systems, Inc. in Human Resources located in the main building at 4000 MacArthur Blvd., Newport Beach, California, or via facsimile (fax number: (949) 483-4525), before 5:00 p.m., U.S. Pacific Standard Time, on the expiration date. You may not rescind any withdrawal form, and any eligible options that are withdrawn will be deemed not properly tendered for purposes of the offer, unless you properly reelect to tender for exchange those options before the expiration date. To reelect to tender for exchange some or all of your withdrawn options, you must submit a new election form to Stock Administration before the expiration date by following the procedures described in these instructions. Your new election form must include the required information regarding all of the options you want to tender for exchange and must be signed and clearly dated after the date of your most recent election form and the most recent withdrawal form you have submitted. Upon the receipt of a new, properly completed, signed and dated election form, any previously submitted election form or withdrawal form will be disregarded and will be considered replaced in full by the new election form. YOU WILL BE BOUND BY THE LAST PROPERLY SUBMITTED ELECTION FORM OR WITHDRAWAL FORM WE RECEIVE PRIOR TO THE EXPIRATION DATE.

3.    TENDERS.

If you intend to tender for exchange less than all your options that may be tendered in the offer, you must complete the table on the election form by providing the following information for each option grant that you intend to tender:

      -     grant date;

      -     exercise price; and

      -     the total number of unexercised option shares subject to the option.

In order to view a list of all of your options that may be tendered for exchange in the offer, as well as all other options granted to you on or after May 12, 2004, please access your stock option account at the Mellon Investor Services LLC web site. This web site may be accessed either at https://esd.melloninvestor.com, or through our nextweb home page by clicking on the "Mellon Investor Services Stock Options" button located on the bottom of the home page or in the left navigation pane under "Services."

You will need the following information to view your list of options that may be tendered for exchange in the offer, as well as all other options granted to you on or after May 12, 2004:

Global ID:     For U.S. employees, your global ID is your social security number
               (do not include dashes).

               For non-U.S. employees, your global ID is 900 plus your employee ID number (example: 900410000). If you are located in Israel, your global ID number will begin with 920.

PIN: Mellon Investor Services LLC (Mellon) has sent a reminder PIN letter to your home address of record. If you do not have your PIN, please contact Stock Administration by telephone at (949) 483-4525 or by email at stock.admin@conexant.com.

Stock Symbol:  "CNXT" for Conexant Systems, Inc.

For each option shown on the list, please confirm the grant date, exercise price, original number of shares subject to the option and total number of unexercised shares subject to the option (shares to be cancelled). If you believe there are errors in any of these items, please print your list of options from Mellon's web site, make the necessary corrections to the list, and return the list to Stock Administration with your election form.

As more fully set forth in the offer, you may choose which of your outstanding options you wish to exchange. Please note, however, that we will not accept partial tenders of option grants. This means that you may not elect to exchange only some of the shares covered by a particular option grant. Accordingly, you may elect to exchange all or none of the unexercised shares subject to an eligible option that you elect to exchange. In addition, if you participate in this offer at all, you must elect to tender for exchange all options granted to you on or after May 10, 2004, if any, even if such options would not otherwise be eligible for exchange.

4.    INADEQUATE SPACE.

If the space provided in this election form is inadequate, the information requested by the table on the election form regarding the options to be tendered should be provided on a separate schedule attached to the election form. Print your name on the schedule and date and sign it. The schedule must be delivered with the election form, and will thereby be considered part of the election form.

5.    SIGNATURES ON THE ELECTION FORM

If this election form is signed by the holder of the options, the signature must correspond with the option holder's name as indicated in the Mellon account. The account may be accessed in accordance with the instructions set forth in Section 3 hereof.

If this election form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of the authority of that person to act in that capacity must be submitted with the election form.

6.    OTHER INFORMATION ON THE ELECTION FORM.

In addition to signing the election form, you must print your name and indicate the date and time at which you signed. You must also include a current email address.

7.    REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES.

Any questions or requests for assistance, as well as requests for additional copies of the offer to exchange or an election form may be directed to Stock Administration either by mail at Conexant Systems, Inc., 4000 MacArthur Blvd., Mail Stop K01-115, Newport Beach, CA 92660, by telephone at (949) 483-4525 or by email at stock.admin@conexant.com. Copies will be furnished promptly at our expense.

8.    IRREGULARITIES.

We will determine, in our discretion, all questions as to the form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any options and election forms. Our determination of these matters will be final and binding on all parties. We reserve the right to reject any election form that we determine is not in appropriate form or any option elected to be exchanged that we determine is unlawful to accept. We will accept all properly tendered options that are not validly withdrawn. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder, provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders or election forms, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our discretion.

IMPORTANT: THE ELECTION FORM (OR A FACSIMILE COPY OF IT) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY STOCK ADMINISTRATION BEFORE 5:00 P.M., U.S. PACIFIC STANDARD TIME, ON DECEMBER 13, 2004, UNLESS WE EXTEND THE OFFER.

9.    ADDITIONAL DOCUMENTS TO READ.

You should be sure to read the offer and all documents referenced therein before deciding to participate in the offer.

10.   IMPORTANT TAX INFORMATION.

If you are subject to tax in the United States, you should refer to Section 12 of the offer, which contains important federal income tax information. If you are subject to tax in another tax jurisdiction, you should refer to Schedule B of the offer, which contains important tax information and information on certain other considerations. In any event, we recommend that you consult with your personal advisors before deciding whether or not to participate in this offer.

11.   MISCELLANEOUS.

A. DATA PRIVACY.

BY ACCEPTING THIS OFFER, YOU HEREBY EXPLICITLY AND UNAMBIGUOUSLY CONSENT TO THE COLLECTION, USE AND TRANSFER, IN ELECTRONIC OR OTHER FORM, OF YOUR PERSONAL DATA AS DESCRIBED IN THIS DOCUMENT BY AND AMONG, AS APPLICABLE, US AND ANY OF OUR SUBSIDIARIES AND AFFILIATES FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE OFFER.

YOU UNDERSTAND THAT WE AND OUR SUBSIDIARIES AND AFFILIATES MAY HOLD CERTAIN PERSONAL INFORMATION ABOUT YOU, INCLUDING, BUT NOT LIMITED TO, YOUR NAME, HOME ADDRESS AND TELEPHONE NUMBER, DATE OF BIRTH, SOCIAL INSURANCE NUMBER OR OTHER IDENTIFICATION NUMBER, SALARY, NATIONALITY, JOB TITLE, ANY SHARES OF STOCK OR DIRECTORSHIPS HELD IN US AND ANY OF OUR SUBSIDIARIES AND AFFILIATES, DETAILS OF ALL OPTIONS OR ANY OTHER ENTITLEMENT TO SHARES OF STOCK AWARDED, CANCELLED, EXERCISED, VESTED, UNVESTED OR OUTSTANDING IN YOUR FAVOR, FOR THE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE OFFER (DATA). YOU UNDERSTAND THAT DATA MAY BE TRANSFERRED TO CERTAIN THIRD PARTIES ASSISTING IN THE IMPLEMENTATION, ADMINISTRATION AND MANAGEMENT OF THE OFFER, THAT THESE RECIPIENTS MAY BE LOCATED IN YOUR COUNTRY, OR ELSEWHERE, AND THAT THE RECIPIENT'S COUNTRY MAY HAVE DIFFERENT DATA PRIVACY LAWS AND PROTECTIONS THAN YOUR COUNTRY. YOU UNDERSTAND THAT YOU MAY REQUEST A LIST WITH THE NAMES AND ADDRESSES OF ANY POTENTIAL RECIPIENTS OF THE DATA BY CONTACTING US. YOU AUTHORIZE THE RECIPIENTS TO RECEIVE, POSSESS, USE, RETAIN AND TRANSFER THE DATA, IN ELECTRONIC OR OTHER FORM, FOR THE EXCLUSIVE PURPOSE OF IMPLEMENTING, ADMINISTERING AND MANAGING YOUR PARTICIPATION IN THE OFFER. YOU UNDERSTAND THAT DATA WILL BE HELD ONLY AS LONG AS IS NECESSARY TO IMPLEMENT, ADMINISTER AND MANAGE YOUR PARTICIPATION IN THE OFFER. YOU UNDERSTAND THAT YOU MAY, AT ANY TIME, VIEW DATA, REQUEST ADDITIONAL INFORMATION ABOUT THE STORAGE AND PROCESSING OF DATA, REQUIRE ANY NECESSARY AMENDMENTS TO DATA OR IF YOU ARE A RESIDENT OF CERTAIN COUNTRIES, REFUSE OR WITHDRAW THE CONSENTS HEREIN, IN ANY CASE WITHOUT COST, BY CONTACTING US. YOU UNDERSTAND, HOWEVER, THAT REFUSING OR WITHDRAWING YOUR CONSENT MAY AFFECT YOUR ABILITY TO PARTICIPATE IN THE OFFER. FOR MORE INFORMATION ON THE CONSEQUENCES OF YOUR REFUSAL TO CONSENT OR WITHDRAWAL OF CONSENT, YOU UNDERSTAND THAT YOU MAY CONTACT US.

B. ACKNOWLEDGEMENT AND WAIVER.

BY ACCEPTING THIS OFFER, YOU ACKNOWLEDGE THAT: (1) YOUR ACCEPTANCE OF THE OFFER IS VOLUNTARY; (2) YOUR ACCEPTANCE OF THE OFFER AND THE GRANT OF REPLACEMENT OPTIONS DOES NOT CREATE ANY CONTRACTUAL OR OTHER RIGHT TO RECEIVE FUTURE OPTIONS, OTHER THAN THE REPLACEMENT OPTIONS, OR BENEFITS IN LIEU OF REPLACEMENT OPTIONS; (3) THE 2000 NON-QUALIFIED STOCK OPTION PLAN IS ESTABLISHED VOLUNTARILY BY US AND IS DISCRETIONARY IN NATURE; (4) YOUR RIGHT TO PARTICIPATE IN THE OFFER IS AN EXTRAORDINARY ITEM OFFERED BY US THAT IS OUTSIDE THE SCOPE OF YOUR EMPLOYMENT CONTRACT WITH US OR ONE OF OUR SUBSIDIARIES OR AFFILIATES, IF ANY;
(5) YOUR ACCEPTANCE OF THE OFFER SHALL NOT CREATE A RIGHT TO FURTHER EMPLOYMENT WITH US OR ONE OF OUR SUBSIDIARIES OR AFFILIATES AND SHALL NOT INTERFERE WITH THE ABILITY OF YOUR EMPLOYER TO TERMINATE YOUR EMPLOYMENT RELATIONSHIP AT ANY TIME WITH OR WITHOUT CAUSE; (6) NO CLAIM OR ENTITLEMENT TO COMPENSATION OR DAMAGES ARISES FROM THE TERMINATION OF THE EXCHANGED OPTIONS OR DIMINUTION IN VALUE OF THE REPLACEMENT OPTIONS OR THE UNDERLYING SHARES; (7) THE FUTURE VALUE OF OUR SHARES IS UNCERTAIN AND CANNOT BE PREDICTED WITH CERTAINTY; AND (8) THE OFFER, THE EXCHANGED OPTIONS AND THE REPLACEMENT OPTIONS ARE NOT PART OF NORMAL OR EXPECTED COMPENSATION OR SALARY FOR ANY PURPOSES, INCLUDING, BUT NOT LIMITED TO, CALCULATING ANY SEVERANCE, RESIGNATION, REDUNDANCY, END OF SERVICE PAYMENTS, BONUSES, LONG-SERVICE AWARDS, PENSION OR RETIREMENT BENEFITS OR SIMILAR PAYMENTS.